EXHIBIT 16.1

November 13, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of First Commonwealth Financial Corporation's Form 8-K dated November 13, 2002, and have the following comments:

1.  We agree with the statements made in the second, third, fourth and fifth paragraphs therein.

2.  We have no basis on which to agree or disagree with the statements made in the first paragraph.

Yours truly,

/S/Deloitte & Touche LLP
Pittsburgh, Pennsylvania